EXHIBIT 4(fff)

      Eighth Amendment to the Amended and Restated Credit Agreement among CRIIMI MAE Inc. and Signet Bank/Virginia



December 5, 1995



Signet Bank
7799 Leesburg Pike
Falls Church, Virginia  22043

Re:  Eighth Amendment to Credit Agreement

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of December 22, 1992, as amended by the First Amendment thereto dated April 29, 1993, the Second Amendment thereto dated June 30, 1993, the Third Amendment thereto dated September 14, 1993, the Fourth Amendment thereto dated April 28, 1994, the Fifth Amendment thereto dated December 9, 1994, the Sixth Amendment thereto dated March 31, 1995, and the Seventh Amendment thereto dated September 21, 1995 (the "Credit Agreement") among CRIIMI MAE Inc. (the "Borrower"), Signet Bank (formerly known as Signet Bank/Virginia), as the Bank party thereto (the "Bank") and Signet Bank, as Agent (the "Agent"). Except as otherwise provided, capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

The Borrower has requested that the Credit Agreement be amended as set forth herein. The Bank and the Agent are willing to agree to such request, subject to the terms and conditions contained herein.

Accordingly, upon the acceptance of this Eighth Amendment to the Credit Agreement by the Bank and the Agent in the space provided for that purpose below, the parties hereto agree as follows:

I.   Amendments to the Credit Agreement.

     a. Section 5.05(a)(iii) of the Credit Agreement is hereby amended to read as follows:
     (iii) (A) Debt of the Borrower under (x) the Nomura Credit Facilities, as defined in the Third Amendment to the Credit Agreement dated September 14, 1993 and (y) the Committed Master Repurchase Agreement Governing Purchases and Sales of Participation Certificates and the Committed Master Repurchase Agreement, each as amended from time to time, each dated as of November 30, 1993 and each attached as Exhibit A to the Fourth Amendment to the Credit Agreement dated April 28, 1994 (jointly, the "Additional Nomura Credit Facility"), (B) Debt of the Borrower or Borrower's Subsidiaries under Collateralized Mortgage Obligations and under Funding Notes with the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA"), which Funding Notes secure Structured Pass-Through Securities of FHLMC or FNMA (the "CMO Facilities") and (C) other Debt of the Borrower on terms and conditions similar to those applicable to the Debt described in clauses (B) and (C) of this subsection; provided, that the aggregate amount of all such Debt permitted under this subsection
     (a)(iii) shall at no time exceed $1,000,000,000;

     b. Section 5.05(a)(ix) of the Credit Agreement is hereby amended to read as follows:

     (ix) Debt of the Borrower for the financing of mortgage investments (other than Collateral) up to a maximum aggregate amount of Debt for such purpose of $300,000,000.

II.  Representations, Warranties and Covenants

     a. The Borrower represents and warrants that, (i) all representations and warranties made in or in connection with the Credit Agreement, this Eighth Amendment thereto and each other Loan Document are true, correct and complete on and as of the date hereof and (ii) no event which would constitute a Default under the Credit Agreement, as amended hereby, or any other Loan Document has occurred and is continuing.

     b. The Borrower shall deliver to the Bank true and correct copies of all documents governing the CMO Facilities promptly upon their execution and delivery by the Borrower.

III. Conditions of Amendment. The agreement of the Bank and the Agent set forth in Paragraph 1 of this Eighth Amendment to the Credit Agreement is subject to the satisfaction of the following conditions precedent:

     a. The Bank and the Agent shall have received the following, all of which must be satisfactory in form and substance to the Bank and the Agent, in their discretion:

          (1) this Eighth Amendment to the Credit Agreement, duly executed by the Borrower, the Bank and the Agent; and

          (2) any additional agreements, opinions, certifications, instruments and other documents relating to this Eighth Amendment to the Credit Agreement or the Credit Agreement the Bank or the Agent may reasonably deem necessary or desirable.

     b. All representations and warranties made in or in connection with the Credit Agreement, this Eighth Amendment to the Credit Agreement and each other Loan Document, shall be true, correct and complete on and as of the date hereof.

     c.   No Default shall have occurred and be continuing

V. No Claims or Defenses. The Borrower acknowledges and agrees that its obligations under the Loan Documents are its valid obligations and, as of the date hereof, there are no claims, setoffs or defenses to the payment or performance by the Borrower of such obligations, and that the Bank and the Agent may enforce the payment and performance of such obligations as set forth in the Loan Documents.

VI. Counterpart Execution. This Eighth Amendment to the Credit Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

VII. GOVERNING LAW. THIS EIGHTH AMENDMENT TO THE CREDIT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF.

VIII. References to Credit Agreement. Except as herein specifically amended, the Credit Agreement shall remain in full force and effect in accordance with its terms. Whenever reference is made in any note, document, letter or conversation, such reference shall, without more, be deemed to refer to the Credit Agreement as amended hereby.

                                   CRIIMI MAE INC.



                                   By:  /s/ Jay R. Cohen
                                        ----------------------------
                                        Jay R. Cohen
                                        Executive Vice President
                                        & Treasurer


Accepted and agreed to as of
the date first written above:

SIGNET BANK, as Bank


By:  /s/ Barry E. Cooper
     --------------------------------
     Barry E. Cooper, Vice President


SIGNET BANK, as Agent


By:  /s/ Barry E. Cooper
     --------------------------
     Barry E. Cooper, Vice President